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                                                                    EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT

      NOW COMES Dale S. Coenen (hereinafter referred to as "Purchaser") and Trans-Industries, Inc. (hereinafter referred to as the "Company"), on May 23, 2005, to enter into the following agreement effective as of the 16th day of March, 2005.

                                   BACKGROUND

      A. Purchaser served as the Chief Executive Officer of the Company for several years.

      B. Purchaser is or may be receiving a roll over distribution from the Company's Profit Sharing Plan consisting of cash, securities or a combination of both.

      C. Purchaser desires to purchase from the Company its Common Stock, and the Company does agree to sell to Purchaser Common Stock.

      NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties do hereby agree as follows; to wit:

                      I. PURCHASE OF SHARES OF COMMON STOCK

1.1 Cumulative Purchase Price. The Company agrees to sell, and Purchaser agrees to purchase the Company's Common Stock (the "Common Stock") having a cumulative value equivalent to all of the cash proceeds distributed to Purchaser or his individual retirement account ("IRA") from the Company's Profit Sharing Plan, less the sum of Fifty-Nine Thousand ($59,000.00) Dollars.

1.2 Share Purchase Price. The per share purchase price of the Common Stock sold hereunder shall be the higher of: (1) the average purchase price of the stock as listed on the Nasdaq exchange, or other equivalent exchange, for the 30-day period preceding the Closing Date, (2) the listed closing price on the day before the Closing Date, or (3) in the event the purchase will equal or exceed 20% or more of the Common Stock or voting power previously outstanding, the per share book value of the Common Stock. If the Common Stock is no longer listed or traded on the NASDAQ exchange, the Company and Purchaser will mutually agree on the per share purchase price of the Common Stock. If the Company and Purchaser do not mutually agree on a per share purchase price of the Common Stock within ten days following the occurrence of a Triggering Event (as defined below), the per share purchase price will mean the Appraised Value (as defined below). "Triggering Event" means a payment, distribution or rollover from the Company's Profit Sharing Plan to Purchaser or an affiliate of Purchaser. "Appraised Value" means the per share price for Common Stock determined by an appraisal (an "ERISA Appraisal") dated within 30 days of a Triggering Event that is conducted in connection with the Agreement for Management Succession, Resignation, Severance of CEO, and other Miscellaneous Matters dated as of the date hereof by and between the Company and Purchaser. If no ERISA Appraisal exists that is dated within 30 days of a Triggering Event, "Appraised Value" will mean the fair market value per share price for the Common Stock determined by an

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independent appraiser qualified to appraise the Common Stock (the "Appraiser").
The Appraiser will be mutually selected by the Company and Purchaser. If the Company and Purchaser fail to agree on the Appraiser within one business day, each will name an independent qualified appraiser and instruct those two appraisers to, within five business days, name a third appraiser who will be the Appraiser determine the Appraised Value. The Company and Purchaser will share equally in the costs of the Appraiser and determining the Appraised Value. The determination of the Appraised Value will be final and binding on the parties.

1.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Common Stock to redeem, or pay accrued but unpaid interest on, the Series A Preferred Stock held in the Company's Profit Sharing account to the fullest extent possible.

                           II. RIGHT OF FIRST REFUSAL

2.1 Right of First Refusal. The Common Stock acquired hereunder shall be subject to the terms and conditions of the Amended Right of First Refusal Agreement entered into contemporaneously herewith, and the terms and conditions of said Agreement are incorporated herein.

                        III. STOCK RESTRICTION AGREEMENT

3.1 Stock Restriction Agreement. The Common Stock acquired hereunder shall be subject to the terms and conditions of the Stock Restriction Agreement among the parties herein and Duncan Miller dated effective as of March 16, 2005 and the terms and conditions of said Agreement are incorporated herein.

                             IV. REGISTRATION RIGHTS

4.1 Registration Rights. The Company shall, within a reasonable time, grant registration rights to the Purchaser with regard to the Common Stock purchased by him hereunder. The term "registration" refers to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document. The obligation to register shall be null and void in the event that the Company's Common Stock is delisted from the national securities exchange or automated quotation system upon which shares of the Common Stock are currently listed.

                             V. THE CLOSING ACTIONS

5.1 The Closing. The consummation of the purchase and sale of the Common Stock and the other transactions and deliveries contemplated by this Agreement (the "Closing") shall take place at the office of the Company located at 1780 Opdyke Court, Auburn Hills, Michigan 48326 on the first business day following a Triggering Event or as soon as practicable thereafter (the "Closing Date").

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                       VI. REPRESENTATIONS AND WARRANTIES

      Purchaser represents and warrants to the Company that:

6.1 he is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933 (the "Securities Act");

6.2 he has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of an investment in the Company and he is able financially to bear the risks thereof;

6.3 he has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

6.4 he is aware that:

      (a) The Common Stock represents "restricted securities" as that term is defined in Rule 144 promulgated under the act;

      (b) The Common Stock cannot be sold or transferred without registration under the Securities Act and any applicable state securities laws (the "State Acts"), unless Purchaser establishes to the reasonable satisfaction of the Company that such registration is not necessary;

      (c) any certificates which may be issued to evidence the Common Stock shall bear the following legend, in addition to any other legend required by law:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act and any applicable state securities acts with respect to such shares is effective or unless the holder establishes to the reasonable satisfaction of the Company that such shares may be sold without registration under the Act and such acts."

6.5 he is acquiring the Common Stock for his own account and not on behalf of any other person;

6.6 he is acquiring the Common Stock for investment and not with a view to or for sale in connection with any distribution of the Common Stock or with the intent to divide his participation with others or resell or otherwise participate in a distribution of the Common Stock, directly or indirectly;

6.7 neither he no anyone acting on his behalf has paid or will pay any commission or other remuneration to any person in connection with the purchase of Common Stock; and

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6.8 he will not sell the Common Stock (i) without registration under the Act and the applicable State Acts, unless he establishes to the satisfaction of the Company that such registration is not necessary, or (ii) without compliance with any restrictions imposed by the Act or any applicable State Acts.

                            VII. SPECIAL PERFORMANCE

7.1 In connection with any action or proceeding to enforce the terms of this Agreement, the parties acknowledge that there will not be an adequate remedy at law and failure to perform by either party will cause irreparable harm. Therefore, the parties consent and agree that each shall be entitled to specific performance of the obligations of this Agreement.

                         VIII. MISCELLANEOUS PROVISIONS

8.1 Counterparts; Signature Pages. This Agreement may be executed and delivered in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and with separate signature pages with the same effect as though all parties had executed and delivered the same original signature page.

8.2 Entire Agreement. This Agreement constitutes the exclusive statement of the agreement between the parties concerning the subject matter hereof, and supersedes all other agreements, oral or written, between the parties concerning such subject matter. All negotiations among the parties hereto are superseded by this Agreement, and there are no representations, warranties, promises, understandings or agreements, oral or written, in relation to the subject matter hereof between the parties other than those expressly set forth herein.

8.3 Amendments; Waivers. No amendment or modification of this Agreement or any provision hereof, including the provisions of this sentence, will be effective or enforceable as against a party hereto unless made in a written instrument which specifically references this Agreement and which is signed by the party against whom enforcement of such amendment or modification is sought.

8.4 Binding Effect. This Agreement, when executed and delivered by both parties hereto, will be binding upon and will inure to the benefit of each of the parties and their respective successors, legal representatives and assigns.

8.5 Third Parties. No provision of this Agreement is intended or may be construed to confer on any person, other than the parties hereto and their respective successors and assigns, any rights hereunder.

8.6 Interpretation. In each place where it is used in this Agreement, the word "including" is intended and shall be construed to mean "including but not limited to". The section and paragraph headings in this Agreement are intended only for convenience of reference and shall

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be disregarded in interpreting the provisions of this Agreement. Whenever the context requires in this Agreement, the masculine gender includes the feminine or neuter, the neuter gender includes the masculine or feminine, the singular number includes the plural, and the plural number includes the singular.

8.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed entirely within Michigan and without regard to the conflicts-of-laws provisions thereof.

                                             AGREED TO AND ACCEPTED BY:

                                             /s/ Dale S. Coenen
                                             ----------------------------------
                                             DALE S. COENEN

                                             AGREED TO AND ACCEPTED BY
                                             TRANS-INDUSTRIES, INC.

                                             BY: /s/ Richard Solon
                                                 ------------------------------
                                                  RICHARD SOLON
                                             Its Chief Operating Officer